Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179035 on Form S-8 and Registration Statement Nos. 333-175006 and 333-185846 on Form S-3 of our report dated March 30, 2020, relating to the financial statements and financial statement schedule of Comstock Mining Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Comstock Mining Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 30, 2020